EXHIBIT 10.17

FIRST AMENDMENT TO LEASE AGREEMENT
DATED AUGUST 22, 2003

BY AND BETWEEN

FROST NATIONAL BANK, TRUSTEE FOR A DESIGNATED TRUST

("LANDLORD")

AND

PAYMENT DATA SYSTEMS, INC.

("TENANT")

This First Amendment to Lease Agreement (the "Amendment") is entered into this 6th day of February, 2006 by and between FROST NATIONAL BANK, TRUSTEE FOR A

DESIGNATED TRUST (herein called "Landlord") and PAYMENT DATA SYSTEMS, INC., (herein called "Tenant"). The terms and conditions contained herein shall supersede and control any conflicting terms and conditions contained in the above referenced Lease Agreement by and between Landlord and Tenant (the "Lease").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated August 22, 2003 providing for the leasing by Landlord to Tenant of certain office space presently identified as 12500 San Pedro, Suites 120 and 525, San Antonio, Texas ("Demised Premises");

AND, WHEREAS, Landlord and Tenant desire to modify and amend certain terms and conditions set out therein;

NOW, THEREFORE, pursuant to the foregoing and in consideration of the premises and mutual benefits to accrue to Landlord and Tenant under and by virtue of this amendment, Landlord and Tenant agree that effective of even date herewith, the following terms and conditions of the Lease shall be, and they hereby are, amended as follows:

I.	The Lease Term is hereby extended for one period of thirty-six (36) months commencing November 1, 2006 and shall expire at 6:00 pm on October 31, 2009.

IL	Base Rental shall be in accordance with the following schedule:

Months	Ratel Annual Amounti	Monthly Installtnent/RSF
11/01/06-10/31/09	518.00 $81,126.00	$6,760.50

Per square foot of Net Rentable Area per annum

2 Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve months.

With respect to Schedule 1 Summary Lease Terms, Tenant shall have the use of two (2) additional covered reserved parking spaces underneath the Building at a monthly cost of $50.00 per space plus tax. Tenant's surface parking allotment shall be reduced by two parking spaces for a total of sixteen parking spaces.

Payment Data 1' Amendment 2006	1

IV.	With respect to Schedule 1 Summary Lease Terms, the Area of the Building is hereby changed to144,718 rentable square feet.

IT IS HEREBY AGREED BY THE PARTIES HERETO that with the exception of those terms and conditions specifically modified and amended here, the Lease Agreement shall remain in full force and effect in all its terms and conditions.

NOW, THEREFORE, THE PARTIES HERETO EXECUTE THIS FIRST AMENDMENT WITH THE INTENT TO BE LEGALLY BOUND HEREBY.

EXECUTED in multiple copies this 6 day of February, 2006.

LANDLORD:			TENANT:

FROST NATIONAL BANK, TRUSTEE			PAYMENT DATA SYSTEMS, INC.
FOR A DESIGNATED TRUST

By:	REOC Partners, Ltd., a Texas limited	By:
	Partnership, As Agent for Landlord	Name:
Title :

By:	GWHLT, L.L.C., a Texas limited liability
Company, Its General Partner

By:
Name:	Todd A. Gold
Title:	President

Payment Data 1' Amendment 2006	2